Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of our report dated November 28, 2018 relating to the consolidated financial statements, which appear in KushCo Holdings, Inc.’s Annual Report on Form 10-K for the fiscal year ended August 31, 2018 and 2017.

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of our report dated July 5, 2017 relating to the financial statements of CMP Wellness, LLC for the fiscal year ended August 31, 2016 and 2015.

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of our report dated June 1, 2018 relating to the financial statements of Summit Innovations, LLC for the fiscal year ended February 28, 2018.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ RBSM LLP

Larkspur, California

January 16, 2019

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